UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  November 26, 2007

COMSTOCK RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	000-16741	94-1667468
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 Town And Country Boulevard
Suite 500
Frisco, Texas 75034
(Address of principal executive offices)

(972) 668-8800
(Registrant's Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On November 26, 2007, Comstock Oil and Gas, LP, an indirect wholly-owned subsidiary of Comstock Resources, Inc. ("Comstock"), entered into a purchase and sale agreement with SWEPI LP, an affiliate of Shell Oil Company ("Shell") to acquire from Shell certain oil and gas properties and related assets for $170.0 million in cash (subject to adjustment).  The transaction will be effective October 1, 2007 and is expected to close in December 2007.  Comstock will acquire producing properties in South Texas which include 70 (43.3 net) producing wells.  Comstock estimates that the properties being acquired have net proved reserves of approximately 57.8 billion cubic feet of natural gas ("Bcf").  All of the reserves acquired are in the developed category.  In addition to the proved reserves, Comstock estimates that the properties being acquired could yield an additional 90 Bcf of resources potential from future exploitation.  The Purchase and Sale Agreement relating to this transaction is attached hereto as Exhibit 2.1.

Item 9.01.    Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of Business Acquired

Not Applicable

(b)  Pro Forma Financial Information

Not Applicable

(c)  Exhibits.  The following exhibits are filed with this document:

Exhibit No.	Description

2.1	Purchase and Sale Agreement dated November 26, 2007

99.1	Press Release Dated November 26, 2007 announcing the acquisition

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMSTOCK RESOURCES, INC.

Dated: November 26, 2007	By:	/s/ M. JAY ALLISON
M. Jay Allison
President and Chief Executive Officer